UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2005
COMMERCE ENERGY GROUP, INC.
(Exact Name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000		92626
Costa Mesa, California		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(714) 258-0470
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement
      On December 12, 2005, the Compensation Committee of the Board of Directors of Commerce Energy Group, Inc. (the “Company”) issued to Andrew Coppola, Senior Vice President, Energy Supply of the Company, 10,000 shares of restricted common stock, $0.001 par value per share, subject to a Company right to repurchase which will lapse as to one half of the restricted shares on each of the first two anniversaries of the date of issuance (the “Restricted Shares”). The Restricted Shares were issued pursuant to the Commonwealth Energy Corporation 1999 Equity Incentive Plan, as amended (the “Incentive Plan”). A copy of the Restricted Stock Agreement for Mr. Coppola is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The issuance of the Restricted Stock to Mr. Coppola was part of a larger compensation initiative of the Compensation Committee in which the Committee authorized the issuance of an aggregate of 100,000 shares of restricted stock subject to a Company right to repurchase to an aggregate of 32 employees of the Company and its subsidiaries, of which Mr. Coppola was the only executive officer of the Company. With the exception of the number of restricted shares granted, the terms of each grant were substantially the same.
      From time to time, the Company may issue restricted stock pursuant to the Incentive Plan to its employees, officers and directors. The Company has previously filed the Incentive Plan with the SEC. A copy of the form of Restricted Stock Agreement under the Incentive Plan in which the Company’s right to repurchase lapses as a result of time vesting is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
      On December 12, 2005, Dennis R. Leibel was appointed as a Class III director of the Company, effective on December 12, 2005, by the Company’s board of directors, filling an existing vacancy. As a Class III director, Mr. Leibel will serve for the remainder of the present term of a Class III Director which term expires at the annual meeting of stockholders with respect to the fiscal year ending July 31, 2006. Mr. Leibel also was appointed to the Audit Committee and the Compensation Committee of the Board on the same date. In connection with his appointment to the Board, Mr. Leibel waived receipt of options to purchase 50,000 shares of the Company’s common stock which would otherwise have been granted to him under the Company’s Board Compensation Guidelines for new director appointments. The Board of Directors also set the number of directors at six.
      On December 14, 2005, the Company issued a press release announcing the appointment of Mr. Leibel. A copy of the press release is filed as Exhibit 99.3 to this Current Report on Form 8-K and is hereby incorporated by reference herein.
Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Restricted Stock Agreement for Andrew Coppola dated December 12, 2005.
99.2	Form of Restricted Stock Agreement pursuant to the Commonwealth Energy Corporation 1999 Equity Incentive Plan, as amended (Time Vesting Version).
99.3	Press Release dated December 14, 2005.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC.
a Delaware corporation

By:	/s/ STEVEN S. BOSS

Steven S. Boss
Chief Executive Officer
Date: December 14, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Restricted Stock Agreement for Andrew Coppola dated December 12, 2005.
99.2	Form of Restricted Stock Agreement pursuant to the Commonwealth Energy Corporation 1999 Equity Incentive Plan, as amended (Time Vesting Version).
99.3	Press Release dated December 14, 2005.

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